SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

December 28, 2018

Date of report (Date of earliest event reported)

SHOAL GAMES LTD.

(Exact Name of Registrant as Specified in Its Charter)

ANGUILLA, BRITISH WEST INDIES

(State or Other Jurisdiction of Incorporation)

 333-120120-01                                 98-0206369

         (Commission File Number)              (IRS Employer Identification No.)

HANSA BANK BUILDING, GROUND FLOOR, LANDSOME ROAD

   AI 2640, THE VALLEY, ANGUILLA, BRITISH WEST INDIES

(Address of Principal Executive Offices)

   (888) 374-2163

              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

AGREEMENT TO ACQUIRE ALL OF THE EQUITY SECURITIES OF KIDOZ LTD.

On December 28, 2018 the Company entered into an agreement (dated for reference December 21, 2018) with Kidoz Ltd. ("Kidoz") (www.kidoz.net), a privately held Israeli company engaged in childrens' internet games content distribution and monetization, and with the holders of all of the equity securities of Kidoz (the "Kidoz Shareholders") to acquire from the Kidoz Shareholders all of the issued and outstanding equity securities of Kidoz in exchange for the issuance to them of a total of 52,450,286 common shares of the Company (the "Kidoz Acquisition").

The Kidoz Acquisition is subject to acceptance by the TSX Venture Exchange (the "Exchange").  All of the shares issued to the Kidoz Shareholders will be held in escrow for such period as the Exchange may require as a condition of its acceptance of the Kidoz Acquisition.  As a condition of closing of the Kidoz Acquisition, three of the major shareholders of the Company are required to and will undertake to the Kidoz Shareholders not to sell, assign or otherwise dispose of any shares of the Company during the required escrow period.  After the Kidoz Acquisition is closed, the Kidoz Shareholders will be entitled to have three persons nominated by a shareholding-majority of them appointed to the board of directors of the Company.

The shares to be issued to the Kidoz Shareholders upon closing of the Kidoz Acquisition are being offered and sold pursuant to exemptions to the registration requirements of the United States Securities Act of 1933, as amended (the "1933 Act"), and will not be registered under the 1933 Act.

Pursuant to an agreement dated December 28, 2018 among the Company, Kidoz and Ibis Capital Ltd., of London, England, Kidoz's M&A/financial advisor ("Ibis"), and subject to approval by the Exchange, the Company will pay a U.S.$130,000 fee to Ibis on closing of the Kidoz Acquisition, in consideration for services it provided in connection with the Kidoz Acquisition.

After closing of the Kidoz Acquisition, Kidoz will operate as a wholly-owned subsidiary of the Company, and the current management and employees of Kidoz will continue their employment with Kidoz.

ITEM 3.02   Unregistered Sales of Equity Securities.

INITIAL CLOSING OF CONCURRENT FINANCING.

Immediately after the Kidoz Acquisition is closed, the Company will, subject to approval by the Exchange, conduct an initial closing of the Concurrent Financing it currently has underway (the "Initial Concurrent Financing Closing"), for gross proceeds of approximately (but not less than) U.S.$2.0 million.

The Concurrent Financing was announced November 21, 2018.  Under the Concurrent Financing common shares of the Company are being offered for sale at a price of U.S.$0.40 per share.  All of the shares issued pursuant to the Concurrent Financing will be subject to a four-month hold period, as required under the rules and policies of the Exchange and applicable securities legislation. The shares being offered and to be sold under the Concurrent Financing have not been and will not be offered or sold in the United States or to U.S. Persons, are being offered and are to be sold in accordance with the provisions of Regulation S made under the 1933 Act, and will not be registered under the 1933 Act.

After the Kidoz Acquisition and the Initial Concurrent Financing Closing are closed, the shares to be issued to the Kidoz Shareholders pursuant to the Kidoz Acquisition will constitute 40% of the issued and outstanding common shares of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOAL GAMES LTD.

(Registrant)

Date : December 31, 2018                               By:       /s/ J. M. Williams

J.M. WILLIAMS,

President and Director